                                                                       Exhibit 1



               JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(f)(1)



         The undersigned  acknowledge and agree that the foregoing  statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.



Dated:  January 20, 1998



                                   BOSTON  VENTURES  LIMITED  PARTNERSHIP III
                                   By   Boston    Ventures    Company    Limited
                                   Partnership III, Its General Partner


                                     By:/s/ Roy F. Coppedge, III
                                        ------------------------
                                        Roy F. Coppedge,  III
                                        General   Partner  of  Boston   Ventures
                                        Company Limited Partnership III


                                   BOSTON VENTURES  LIMITED  PARTNERSHIP IIIA
                                   By   Boston    Ventures    Company    Limited
                                   Partnership III, Its General Partner


                                     By:/s/ Roy F. Coppedge, III
                                        -------------------------
                                        Roy F. Coppedge, III
                                        General   Partner  of  Boston   Ventures
                                        Company Limited Partnership III

                                   /s/ Michael J. Boylan
                                   ----------------------
                                   Michael J. Boylan


                                   /s/ Peter J.  Callahan
                                   ---------------------
                                   Peter J. Callahan

                                   /s/ Maynard Rabinowitz
                                   ----------------------
                                   Maynard Rabinowitz



                                   PEMIMA, L.P.


                                     By:/s/  Michael  J.  Boylan
                                       ---------------------------
                                        Michael J. Boylan,
                                        General Partner